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                                                                    EXHIBIT 9(A)
                              GOLDMAN, SACHS & CO.

                        FEE INFORMATION FOR SERVICES AS
                  PLAN, TRANSFER AND DIVIDEND DISBURSING AGENT

                              GOLDMAN SACHS TRUST
                              -------------------
                                  on behalf of
                    Goldman Sachs Growth Strategy Portfolio
                      AGGRESSIVE GROWTH STRATEGY PORTFOLIO
                           INCOME STRATEGY PORTFOLIO
                      GROWTH AND INCOME STRATEGY PORTFOLIO


GENERAL
--------

Fees are based on an annual per shareholder account charge, transaction related expenses, and out-of-pocket expenses (including those out-of-pocket expenses payable to servicing agents).

Per Portfolio Charge                                    $1,000 per month
Annual Fee Per Shareholder Account                      $7.50


OTHER  FEES*
-----------

Manually Entered Share and Maintenance Transactions     $1.00 each
Telephone Calls                                         $1.00 each
Manually Entered Trades                                 $5.00 each
Correspondence                                          $1.00 each
New Account Set-Up Charge                               $4.00 per new account


* Fees accrue to transfer agent or servicing agent based upon which party performed the services.



GOLDMAN, SACHS & CO.                    GOLDMAN SACHS TRUST ON BEHALF OF GOLDMAN
                                        SACHS GROWTH STRATEGY PORTFOLIO, GOLDMAN
By: _______________________________     SACHS AGGRESSIVE GROWTH STRATEGY
     (Authorized Officer)               PORTFOLIO GOLDMAN SACHS INCOME STRATEGY
                                        PORTFOLIO AND GOLDMAN SACHS GROWTH AND
                                        INCOME STRATEGY
Date: _______________                   PORTFOLIO

                                                By: ___________________________
                                                        (Authorized Officer)

                                                Date: _________________________